Exhibit 11


                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                           THREE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                         ---------------------
                                                           1997          1996
                                                         -------       -------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
COMPUTATION OF ADJUSTED NET INCOME:
  Net income for primary earnings per
    common share                                         $ 1,152       $   651
  Add:  Debenture interest and amortization
    expense, net of income taxes                             104           122
                                                         -------       -------
  Adjusted net income for fully diluted
    earnings per common share                            $ 1,256       $   773
                                                         =======       =======

COMPUTATION OF ADJUSTED WEIGHTED AVERAGE
 SHARES OUTSTANDING:
  Weighted average shares outstanding                     12,747        12,331
  Add:  Effect of options and warrants outstanding         1,627         1,152
                                                         -------       -------
  Weighted average shares and common share
    equivalents used for computation of primary
    earnings per common share                             14,374        13,483
  Add:  Effect of additional options and warrants
    outstanding for fully diluted computation                443            --
  Add:  Shares assumed to be issued upon
    conversion of debentures                               1,552         1,775
                                                         -------       -------
  Weighted average shares and common share
    equivalents used for computation of fully
    diluted earnings per common share                     16,369        15,258
                                                         =======       =======


NET INCOME PER COMMON SHARE AND COMMON
 SHARE EQUIVALENT:
  Primary                                                $   .08       $   .05
                                                         =======       =======
  Fully diluted                                          $   .08       $   .05
                                                         =======       =======